                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FROM:    Health Fitness Corporation
         3600 American Blvd West, Suite 560
         Minneapolis, MN 55431
         952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 - wwinnekins@hfit.com
         -or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


HEALTH FITNESS ANNOUNCES SECOND QUARTER 2005 RESULTS

         MINNEAPOLIS, August 8, 2005 --- Health Fitness Corporation (OTC BB:
HFIT) today announced financial results for the second quarter and six months ended June 30, 2005.

         For the second quarter 2005, revenue grew 4.2% to $13,678,615, from $13,129,715 for the same period last year. Gross profit during the quarter increased 0.2% to $3,450,616, from $3,442,358 for the same quarter last year. Net earnings applicable to common shareholders increased 5.8% to $498,183, from $470,754 for the same quarter last year. Net earnings per diluted share of $0.03 remained unchanged from $0.03 for the same quarter last year.

         For the six months ended June 30, 2005, revenue grew 5.2% to $27,143,716, from $25,796,089 for the same period last year. Gross profit increased 5.6% to $6,892,418, from $6,529,295 for the same period last year. Net earnings applicable to common shareholders increased 39.5% to $1,126,117, from $807,461 for the same period last year. Net earnings per diluted share of $0.07 increased 40% from $0.05 for the same period last year.

         "Our revenue growth of 4.2% for the second quarter compared to the same period last year was attributed to a 1.5% increase from our Fitness Management area of business, and a 14.8% increase from our Health Management area of business," said Jerry Noyce, Health Fitness Corporation CEO and President. "For the first six months, our revenue growth of 5.2% over the same period last year was attributed to a 2.4% increase from our Fitness Management area of business, and a 16.0% increase from our Health Management area of business. We believe the recent realignment of our business into Fitness and Health Management Services was the right strategic move for us. It definitely has allowed us to more closely focus on our expansion efforts in the rapidly growing Corporate Health Management market."

REVENUE DATA:                                Three Months Ended                           Six Months Ended
                                                  June 30,                                    June 30,
                                   ----------------------------------------    ---------------------------------------
                                        2005           2004          %             2005           2004          %
                                                                  Change                                      Change
                                   --------------- ------------- ----------    -------------- -------------- ---------
Fitness Management Revenue
Staffing Services                      $9,671,877    $9,892,295   (2.2)%         $19,297,301    $19,480,786   (0.9)%
Program Services                          875,258       532,520    64.4%           1,580,660        940,848   68.0%
Consulting Services                        98,267        63,765    54.1%             112,717         71,265   58.2%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                       10,645,402    10,488,580    1.5%           20,990,678     20,492,899    2.4%
                                   --------------- ------------- ----------    -------------- -------------- ---------
Health Management Revenue
Staffing Services                       2,868,171     2,581,181    11.1%           5,846,914      5,200,791   12.4%
Program Services                          156,650        54,761   186.1%             291,693         92,918   213.9%
Consulting Services                         8,392         5,193    61.6%              14,431          9,481   52.2%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                        3,033,213     2,641,135    14.8%           6,153,038      5,303,190   16.0%
                                   --------------- ------------- ----------    -------------- -------------- ---------
Total Revenue
Staffing Services                      12,540,048    12,473,476    0.5%           25,144,215     24,681,577    1.9%
Program Services                        1,031,908       587,281    75.7%           1,872,353      1,033,766   81.1%
Consulting Services                       106,659        68,958    54.7%             127,148         80,746   57.5%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                      $13,678,615   $13,129,715    4.2%          $27,143,716    $25,796,089    5.2%
                                   --------------- ------------- ----------    -------------- -------------- ---------



FINANCIAL HIGHLIGHTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2005

    - The decrease in Fitness Management Staffing revenue for the second quarter and year-to-date is attributed to higher-than-normal revenue attrition from contracts that were acquired in December 2003. Since contract attrition can be unpredictable, the Company generally does not view short-term changes in contract revenue to be indicative of future results, or a trend in the business. New contracts the Company secures may take 90 to 180 days to generate full revenue. On the other hand, many of the Company's contracts can be terminated with a 30 day notice. Because this timing difference can temporarily sway revenue results one way or another, the Company generally evaluates prospective revenue trends over a 12 to 18 month period.

    - Fitness Management Program Services are fee-for-service revenues we earn at managed fitness centers for services such as personal training, massage therapy, weight loss programs and specialty fitness classes. The increase in this revenue category for the second quarter and year-to-date is attributed to higher utilization of these services by fitness center members.

    - The growth of Health Management Staffing Services revenue for the second quarter and year-to-date is due primarily to new contracts to manage corporate wellness programs and growth of existing programs.

    - Health Management Program Services include revenue derived from providing employee health risk assessments, biometric screening services, health data collection and management and electronic health education platform. The increase in this revenue category for the second quarter and year-to-date is attributed to higher utilization of these services by existing customers as well as new customers.

    - Gross profit as a percent of revenue decreased to 25.2% for the second quarter, from 26.2% for the same period last year. This decrease is due primarily to contract terminations and business pricing pressures. Year to date gross profit as a percent of revenue increased to 25.4%, from 25.3% for the same period last year. This increase is primarily due to lower medical costs for full-time employees in the first quarter, which were offset by contract terminations and business pricing pressures in the second quarter.

    - Interest expense decreased $112,019 and $234,347 for the second quarter and six months ended June 30, 2005. This decrease is primarily due to the repayment of our 12%, $2 million Senior Subordinated Note in December 2004.

    - Long-Term Obligations decreased $1,551,014 to $22,774 for the quarter ended June 30, 2005, from $1,573,788 for the quarter ended March 31, 2005.

         ABOUT THE COMPANY

         Health Fitness Corporation is a leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, the Company provides fitness and health improvement services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         FORWARD-LOOKING STATEMENTS

         Certain statements in this release, including, without limitation, those relating to management's belief that the recent realignment of its business was the right strategic move, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words "believe," "estimate," "expect," "intend," "may," "could," "will," "plan," "anticipate," and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing employee health management demands of major corporations and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

         Financial tables follow ...


                                    - MORE -



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                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


                                                          Three Months Ended             Six Months Ended
                                                               June 30,                       June 30,
                                                  -----------------------------     -----------------------------
                                                      2005             2004             2005             2004
                                                  ------------     ------------     ------------     ------------
REVENUE                                           $ 13,678,615     $ 13,129,715     $ 27,143,716     $ 25,796,089

COSTS OF REVENUE                                    10,227,999        9,687,357       20,251,298       19,266,794
                                                  ------------     ------------     ------------     ------------

GROSS PROFIT                                         3,450,616        3,442,358        6,892,418        6,529,295

OPERATING EXPENSES
    Salaries                                         1,406,562        1,429,569        2,794,485        2,772,278
    Other selling, general and administrative          942,631          823,504        1,679,497        1,653,610
    Amortization of acquired intangible assets         219,754          219,583          439,337          439,167
                                                  ------------     ------------     ------------     ------------
           Total operating expenses                  2,568,947        2,472,656        4,913,319        4,865,055
                                                  ------------     ------------     ------------     ------------

OPERATING INCOME                                       881,669          969,702        1,979,099        1,664,240

OTHER INCOME (EXPENSE)
    Interest expense                                   (16,325)        (128,344)         (28,249)        (262,596)
    Other, net                                            (340)             469           (1,990)           1,390
                                                  ------------     ------------     ------------     ------------
EARNINGS BEFORE INCOME TAXES                           865,004          841,827        1,948,860        1,403,034

INCOME TAX EXPENSE                                     345,221          342,873          779,543          552,373
                                                  ------------     ------------     ------------     ------------
NET EARNINGS                                           519,783          498,954        1,169,317          850,661

    Dividend to preferred shareholders                  21,600           43,200           43,200           28,200
                                                  ------------     ------------     ------------     ------------

NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                           $    498,183     $    470,754     $  1,126,117     $    807,461
                                                  ============     ============     ============     ============

NET EARNINGS PER SHARE:
    Basic                                         $       0.04     $       0.04       $     0.09     $       0.06
    Diluted                                               0.03             0.03             0.07             0.05


WEIGHTED AVERAGE COMMON SHARES:
    Basic                                           12,652,370       12,483,979       12,636,465       12,447,374
    Diluted                                         16,618,997       16,066,003       16,617,853       16,054,047





                                    - MORE -

                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                   June 30,           December 31,
                                                                                     2005                2004
                                                                                 ------------         ------------
ASSETS
CURRENT ASSETS
    Cash                                                                         $     20,155         $    241,302
    Trade and other accounts receivable, less allowances of $208,500 and
      $210,700                                                                      8,092,592            8,147,430
    Prepaid expenses and other                                                        427,353              213,954
    Deferred tax assets                                                               911,549            1,660,100
                                                                                 ------------         ------------
           Total current assets                                                     9,451,649           10,262,786

PROPERTY AND EQUIPMENT, net                                                           145,993              150,308

OTHER ASSETS
    Goodwill                                                                        9,022,501            9,022,501
    Customer contracts, less accumulated amortization of $1,279,900 and
      $875,700                                                                        450,139              854,306
    Trademark, less accumulated amortization of $111,000 and $75,800                  246,080              274,167
    Other intangible assets, less accumulated amortization of $84,600 and
      $81,300                                                                          13,448               61,493
    Deferred tax assets                                                               306,700              221,400
    Other                                                                              66,307               87,015
                                                                                 ------------         ------------
                                                                                 $ 19,702,817         $ 20,933,976
                                                                                 ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                       $    595,321         $    840,155
    Accrued salaries, wages, and payroll taxes                                      2,356,395            2,768,734
    Other accrued liabilities                                                         550,743              495,770
    Accrued self funded insurance                                                     137,143              225,500
    Deferred revenue                                                                1,826,490            1,977,093
                                                                                 ------------         ------------
           Total current liabilities                                                5,466,092            6,307,252

LONG-TERM OBLIGATIONS                                                                  22,774            1,612,759

COMMITMENTS AND CONTINGENCIES                                                              --                   --

CUMULATIVE CONVERTIBLE PREFERRED STOCK, 10,000,000 shares
    authorized, 1,093,699 and 1,063,945 issued and outstanding                      1,542,896            1,530,232

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,652,370 and 12,582,170 shares issued and outstanding                        126,524              125,822
    Additional paid-in capital                                                     17,895,457           17,836,675
    Accumulated comprehensive income                                                    4,180                2,459
    Accumulated deficit                                                            (5,355,106)          (6,481,223)
                                                                                 ------------         ------------
                                                                                   12,671,055           11,483,733
                                                                                 ------------         ------------
                                                                                 $ 19,702,817         $ 20,933,976
                                                                                 ============         ============


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